Sub-Item 77Q1: Exhibits

(e) Copies of any new or amended registrant investment advisory contracts

Form of Investment Advisory Agreement with Scotia Institutional
Asset Management US, Ltd. was previously filed with the SEC as exhibit (d)26 to Post-Effective Amendment No. 165 to the
Registrant's Registration Statement filed with the SEC on March
21, 2014 (SEC Accession No. 0001104659-14-021748) and
incorporated herein by reference.